UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2011

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota		55441
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

On April 13, 2011, the Compensation Committee of the Board of Directors of The Mosaic Company approved our replacement of senior management severance and change-in-control agreements with executive officers (other than the Chief Executive Officer and President) that have expired or are expiring. On April 14, 2011, the Board, upon the recommendation of the Committee, approved:

•	our entry into a new severance and change in control agreement with our Chief Executive Officer and President; and

•	amendments to our unfunded nonqualified deferred compensation plan for officers who have entered into the new severance and change-in-control agreement.

The Board and the Committee believe that the new agreements reflect emerging best practice by, among other changes, eliminating a “gross-up” payable under earlier agreements in the event of any excise tax imposed by Section 4999 of the Internal Revenue Code on parachute payments as defined in Section 280G of the Code.

The new agreements set forth the terms and conditions upon which our executive officers would be entitled to receive certain benefits upon termination of their employment:

•	by us with cause (as the term cause is described below);

•	by us without cause;

•	by the covered executive for good reason (as the term good reason is described below);

•	due to the covered executive’s death or disability; or

•	by the covered executive without good reason.

General Benefits

In general, upon any termination of employment an executive officer is entitled to amounts earned but that we have not paid. These amounts generally include:

•	base salary for services through the date of termination;

•	bonus amounts earned through the date of termination;

•	vested stock options;

•	compensation deferred by the executive officer and earnings on that deferred compensation; and

•	vested benefits under retirement plans.

Benefits upon Termination by Company without Cause or by Executive for Good Reason

In addition, in the event of termination by us without cause or by an executive officer for good reason, the executive officer is entitled to:

•	an amount equal to the executive officer’s annual base salary;

•

an amount equal to the executive officer’s prior fiscal year target bonus percent under our Management Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by the executive officer’s base salary;

•

if the executive officer was employed by us for three months or more during the fiscal year in which the termination occurs, a pro rata portion of any annual bonus that would have been payable based on actual performance under our Management Incentive Plan;

•

if the executive officer elects to continue group health or dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), reimbursement for a portion of the premiums equal to the amount we would pay if the executive officer were an active employee, for up to twelve months as long as coverage under COBRA is available;

•	elect to continue coverage under our life insurance or health flexible spending account programs in accordance with the terms of those programs;

•	compensation for unused vacation; and

•	outplacement services for up to one year (to a maximum of $25,000).

Amounts payable would be reduced by the amount of other compensation the executive officer receives from us as an employee, independent contractor or consultant during the twelve months following termination of employment, as well as by any compensation under any other severance plan of ours.

Benefits Following Change-in-Control

In the event of termination by us without cause or by an executive officer for good reason:

•	within two years following a change-in-control (as the term change-in-control is described below); or

•

following our entry into a definitive agreement or plan that results in any of the following types of changes in control if the change-in-control occurs within six months after the date of termination:

•	an acquisition of 50% or more of the voting power of our outstanding voting stock;

•	a merger, consolidation, sale of substantially all assets or similar business combination; or

•	liquidation or dissolution of The Mosaic Company,

then the executive officer is entitled to the same benefits as discussed under “Benefits upon Termination by Company without Cause or by Executive for Good Reason,” except that:

•

our CEO would be entitled to three times, and other executive officers would be entitled to two times, annual base salary and prior fiscal year target bonus percent under our Management Incentive Plan (or such greater percent as may be designated by the Compensation Committee) multiplied by annual base salary;

•

the minimum period for which an executive officer would be required to be employed by us during the fiscal year in order to receive a pro rata portion of any annual bonus that would have been payable based on actual performance under our Management Incentive Plan would be reduced to one day;

•	if the executive officer has not used financial planning services or had an executive physical in the year of termination, we would pay the executive officer $7,000 and $10,000, respectively;

•

instead of reimbursing the executive officer for our portion of premium costs to continue coverage under group health, dental and life insurance plans, we would pay the executive officer a lump sum equal to eighteen months of our portion of the premium costs;

•	we would pay the executive officer a lump sum payment equal to eighteen months of the premium costs for executive disability and life insurance policies;

•	the reimbursement for outplacement services would be replaced by a lump sum payment of $25,000; and

•

we would also credit the executive officer’s account under our nonqualified deferred compensation plan with certain amounts that we would have credited through the date of termination of employment under the Mosaic Investment Plan (a defined contribution plan qualified under Section 401(k) of the Internal Revenue Code) that either:

•	exceed limitations for contributions to tax-qualified plans under the Internal Revenue Code; or

•

are not credited to the executive officer’s account because of a requirement under the Mosaic Investment Plan that a participant remain actively employed as of the end of the year in order to be eligible for our contribution.

If the payments to an executive officer under the agreement together with amounts under other agreements or plans would subject the executive officer to the excise tax imposed by Section 4999 of the Internal Revenue Code on parachute payments as defined in Section 280G of the Internal Revenue Code, the benefits payable to the participant would be reduced if doing so would result in the best net benefit to the executive officer.

Description of Key Terms

For purposes of the severance and change-in-control agreements, in general:

•	“Cause” means:

•	material breach of the severance and change-in-control agreement;

•	gross neglect or willful failure or refusal to perform the executive officer’s duties;

•	personal dishonesty intended to result in substantial personal enrichment at our expense;

•	willful or intentional acts to injure The Mosaic Company or the executive officer’s reputation or business relationships;

•	knowing and intentional fraud again us, our customers, suppliers, clients, agents or employees;

•	conviction of a felony or any crime involving fraud, dishonesty or moral turpitude; or

•	material breach of our Code of Business Conduct and Ethics.

•	“Good reason” means:

•	material demotion in authority, duties or responsibilities;

•	requiring the executive officer to move his or her regular office location by more than 50 miles; or

•	material diminution in base salary.

•	A “change-in-control” occurs if:

•	Cargill does not retain beneficial ownership of at least 50% of the voting power of our outstanding voting stock and one of the following events also occurs:

•	a majority of our directors are not individuals:

•	for whose election proxies were solicited by our Board; or

•	who were appointed by our Board to fill vacancies caused by death, resignations or newly-created directorships;

•	50% or more of the voting power of our outstanding voting stock is acquired or beneficially owned by any person, entity or group that is unaffiliated with Cargill; or

•	consummation of a merger or consolidation of The Mosaic Company with or into another entity, a sale of substantially all assets or similar business combination, unless both:

•

the beneficial owners of our voting stock before the business combination own more than 50% of the voting stock of the surviving or acquiring entity in substantially the same proportions as before the business combination; and

•	no person, entity or group that is unaffiliated with Cargill owns more than 50% of the voting stock of the surviving or acquiring entity;

•	Cargill acquires additional shares of our voting stock such that it owns 90% or more of the voting power of our outstanding voting stock; or

•	our stockholders approve a definitive agreement or plan to liquidate or dissolve The Mosaic Company.

Obligations of our Executive Officers

The severance and change-in-control agreements require our executive officers to:

•

furnish notice of good reason for termination by the executive officer and an opportunity for us to cure the good reason within 30 days, and continue to perform the executive officer’s duties during the cure period;

•	furnish at least 30 days advance notice of a termination of employment without good reason and continue to perform the executive officer’s duties during the notice period;

•

furnish us with a general release of claims the executive officer may have against us in order to obtain benefits as a result of termination by us without cause or by the executive officer with good reason; and

•	cooperate with the transition of the executive officer’s duties and responsibilities.

The severance and change-in-control agreements prohibit the executive officers from:

•	disclosing confidential information; and

•	for a period of 12 months following termination of employment:

•	soliciting our customers, dealers, employees, vendors and suppliers, or interfering with our business relationships; or

•	competing with us.

Duration of Severance and Change-in-Control Agreements

The new agreements will expire March 31, 2014 unless renewed by us and the executive officer, except that following a change in control the term will extend to at least the second anniversary of the change in control. The earlier severance and change-in-control agreements, to the extent not yet expired, including an agreement with Mr. James (“Joc”) C. O’Rourke that is currently scheduled to expire in June 2012, will be terminated upon agreement of the parties to new agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: April 18, 2011	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General
Counsel and Corporate Secretary